UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 12, 2002

OLD DOMINION ELECTRIC COOPERATIVE
(Exact name of registrant as specified in its charter)

VIRGINIA (State of jurisdiction of incorporation)	33-46795 (Commission File Number)	23-7048405 (IRS Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip code)

(804) 747-0592
(Registrant’s telephone number, including area code)

OLD DOMINION ELECTRIC COOPERATIVE

Item 5.    Other Events and Required FD Disclosure.

Series B Bond Offering

On December 12, 2002, we entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the underwriters named in Schedule II thereto, in connection with the sale of $300,000,000 aggregate principal amount of our 6.21% 2002 Series B Bonds Due 2028 (the “Bonds”), a portion of the $720 million aggregate principal amount of securities that were registered by us pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on December 12, 2002 (File No. 333-100577).

In connection with the offering and sale of the Bonds, we finalized certain agreements relating to the Bonds that had been previously filed in preliminary form. The final forms of those agreements and certain other agreements relating to the Bonds are filed herewith as exhibits as set forth in Item 7 below.

FERC Order

In our Form 10-Q, as amended, for the quarter ended September 30, 2002, we reported that in October 1997, we filed with the Federal Energy Regulatory Commission (“FERC”) a Section 206 complaint against Public Service Electric & Gas Company (“PSE&G”) asserting that our power purchase agreement with PSE&G should be modified to conform to the restructuring of Pennsylvania-New Jersey-Maryland Interconnection LLC (“PJM”). Under the PJM structure, we pay for the transmission of PSE&G power through Conectiv Energy's zonal rate. On May 14, 1998, FERC found in our favor in a generic PJM restructuring proceeding, separate from our complaint proceeding, ordering PSE&G to remove any transmission costs from its rates for capacity and associated energy sold to us. PSE&G complied with this FERC order by virtue of a compliance filing submitted to FERC on June 15, 1998. Still, in 2000, PSE&G filed a petition for review of FERC’s orders in the matter with the United States Court of Appeals for the District of Columbia Circuit. On July 12, 2002, the Court of Appeals vacated FERC’s May 14, 1998 ruling and remanded the generic PJM restructuring proceeding to FERC for further consideration.

On December 19, 2002, FERC issued an order on remand reversing its May 14, 1998 generic PJM restructuring ruling. FERC noted that there was no evidence on record in the generic restructuring proceeding to demonstrate what, if any, unduly discriminatory effects could be attributable to our particular contract, but went on to state that we are free to present such a case with respect to the particulars of our contract with PSE&G under Section 206 of the Federal Power Act. We intend to file a renewed Section 206 complaint by mid-January 2003 and provide appropriate evidence to support the finding of undue discrimination.

We estimate the disputed transmission costs to be approximately $25.7 million, excluding interest, through November 30, 2002, and approximately $37.2 million, excluding interest, through December 31, 2004, the end of the term of the agreement. It is expected that no payment will be made with respect to this amount unless directed by FERC. Our board has approved our collecting from our member distribution cooperatives the amount of any liability that we may have with respect to this matter through our formulary rate over a period of years determined appropriate by our board.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
Exhibits

1.1	Underwriting Agreement, dated December 12, 2002, between Old Dominion Electric Cooperative and J.P. Morgan Securities Inc., as representative of the underwriters named in Schedule II thereto.

4.1
Fourteenth Supplemental Indenture, dated as of December 1, 2002, to the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, between Old Dominion Electric Cooperative and SunTrust Bank (formerly Crestar Bank), as Trustee.

4.2	First Supplemental Indenture dated as of December 1, 2002, to the Amended and Restated Indenture, dated as of December 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, as Trustee.

4.3	Form of 2002 Series B Bond (included in exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE Registrant

By:	/s/ DANIEL M. WALKER
Daniel M. Walker Senior Vice President of Accounting and Finance (Chief Financial Officer)

Date:  December 27, 2002

5